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                                                                   EXHIBIT 10.10

                           NON-COMPETITION AGREEMENT

     This is a Non-competition Agreement (this "Agreement"), dated as of January 2, 1998, among (i) MINING TECHNOLOGIES, INC., a Kentucky corporation ("MTI"),
(ii) ADDINGTON ENTERPRISES, INC., a Kentucky corporation ("AEI"); and (iii) LARRY ADDINGTON (AEI and Larry Addington are collectively referred to hereafter as "Addington"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Asset Purchase Agreement (as defined below).

                                   RECITALS

     A. Pursuant to an Asset Purchase Agreement, dated December 18, 1997, between MTI and AEI (the "Asset Purchase Agreement"), MTI agreed to purchase a substantial portion of the assets (and assume certain specific liabilities) relating to AEI's Mining Technologies Division.

     B. As a condition to the obligation of MTI to close the transactions in the Asset Purchase Agreement, Addington has agreed to enter into this Agreement.

     C. Addington acknowledges that MTI has paid good and valuable consideration for the covenants contained in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Covenant Not-to-Compete. Addington covenants and agrees that from and
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after the date of this Agreement, for a period of five (5) years, Addington shall not, directly or indirectly (whether as proprietor, stockholder, director, officer, partner, employee, trustee, beneficiary, or in any other capacity), engage anywhere in North America in (a) the development of highwall mining technology, (b) the manufacture or assembly of highwall mining equipment or machinery, or (c) the highwall mining business (including, without limitation, contract mining using highwall mining equipment).

     2.   Scope of Covenant. Addington acknowledges and agrees that (a) the
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covenants and agreements of Addington contained in Section 1, which are given in connection with the transactions contemplated under the Asset Purchase
Agreement, are reasonably necessary to protect the interests of MTI in whose favor such covenants and agreements are imposed; (b) the restrictions imposed by
Section 1 are not greater than are necessary for the protection of MTI in light of the harm that MTI will suffer if Addington breaches any of the provisions of this Agreement; (c) the period of restriction contained in Section 1 is reasonably required for the protection of MTI; (d) the nature, kind and character of the activities Addington is prohibited from engaging in are reasonable and
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necessary to protect MTI; and (e) the geographic description contained in
Section 1 is necessary and reasonable in view of the fact that the parties to this Agreement envision that the highwall mining business will be conducted by MTI throughout North America.

     3.   Injunctive Relief. Addington acknowledges that the damage, whether
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financial or otherwise, to the business of MTI could be irreparable if Addington violated its covenants under this Agreement, and that damages for violation of such restrictions would not be an adequate remedy. Addington agrees that MTI shall be entitled to an injunction or other equitable relief if Addington violates the terms of this Agreement, in addition to any other remedy at law or equity available to MTI under this Agreement or under any applicable law.

     4.   Early Termination. Addington's obligations under this Agreement shall
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automatically terminate and become null and void should MTI default under any of its obligations, commitments or agreements under the Asset Purchase Agreement or any of the Other Agreements, and the same is not (a) timely cured in accordance with the terms of such documents (if applicable), or (b) waived by AEI.

     5.   Notices. All notices under this Agreement ("Notices") shall be given
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by: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) nationally recognized overnight or other express courier services to the following addresses:

          If to Addington:

          Addington Enterprises, Inc.
          Attention: Larry Addington
          1500 North Big Run Road
          Ashland, Kentucky  41102
          Telephone No.:  (606) 928-3433
          Telecopier No.: (606) 928-0450

          If to MTI:

          Mining Technologies, Inc.
          Attention: Donald P. Brown
          1500 North Big Run Road
          Ashland, Kentucky 41102
          Telephone No.:  (606) 928-3433
          Telecopier No.: (606) 928-0450

All Notices shall be effective and shall be deemed delivered: (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during

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such normal business hours, on the next Business Day following delivery; (ii) if by facsimile transmission, on the next Business Day following dispatch of such facsimile; (iii) if by a nationally-recognized courier service, on the third
(3rd) Business Day following dispatch of such courier package; and (iv) if by mail on the fifth (5th) Business Day after dispatch thereof. Any party may change its address by Notice to the other parties.

     6.   Waivers.  No waiver or failure to insist upon strict compliance with
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any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     7.   Headings. The headings in this Agreement have been included solely for
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ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     8.   Governing Law. This Agreement shall be governed by, and construed and
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interpreted in accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflict of laws rules. Each party agrees that any action brought in connection with this Agreement against another shall be filed and heard in Fayette County, Kentucky, and each party hereby submits to the jurisdiction of the Circuit Court of Fayette County, Kentucky, and the U.S. District Court for the Eastern District of Kentucky, Lexington Division.

     9.   Severability. In the event one or more of the provisions contained in
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this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the immediately preceding sentence, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity or subject, this Agreement shall be construed, by limiting and reducing it, so as to be enforceable to the fullest extent compatible with the applicable law.

     10.  Authority.  Each of MTI and AEI represents and warrants to the other
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parties that the individual executing this Agreement on its behalf has the full power and authority to bind MTI or AEI, as the case may be, to the terms hereof.

     11.  Binding Effect.  The obligations of this Agreement shall be binding
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upon the parties, and their respective successors, assigns, heirs and legal representatives, if applicable.

     12.  Entire Agreement.  All prior negotiations and agreements by and among
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the parties hereto with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth herein or on an annex or schedule delivered in connection herewith. No extension, change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

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     13.  Counterparts. This Agreement may be executed in any number of
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counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     14.  Limitation on Damages. Except as prohibited by law, each party waives
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any right it may have to claim or recover any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages.

     15.  Arbitration.
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          (a)  Dispute Resolution. All controversies, disputes or claims arising
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among the parties in connection with, or with respect to, any provision of this
Agreement which has not been resolved within thirty (30) calendar days after either MTI or Addington has notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Lexington, Kentucky.

          (b)  Selection of Arbitrators. MTI and Addington each shall select one
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(1) arbitrator (who shall not be counsel for such party), and the two (2) so designated shall select a third arbitrator. If MTI or Addington shall fail to designate an arbitrator within seven (7) calendar days after arbitration is requested, or if the two (2) arbitrators shall fail to select a third arbitrator within fourteen (14) calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the provisions in this Agreement, including but not limited to Section 14, the award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrators, reasonable attorneys' fees and costs of all prevailing parties, against all non-prevailing parties.

          (c)  Temporary Injunctive Relief. Nothing herein contained shall bar
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the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

          (d)  Arbitration Rules. All disputes and claims shall be determined by
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arbitration in accordance with the Commercial Arbitration Rules of the American
Arbitration Association (the "Rules") in effect on the date hereof, except that such Rules shall be modified by this Agreement.

          (e)  Arbitration Proceedings. All arbitral proceedings arising under,
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or in connection with, this Agreement shall be governed by the Federal Rules of
Civil Procedure. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety (90)

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days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the Rules or the Federal Rules of Civil Procedure to permit the award to be made within the time limitation set forth in the previous sentence.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.


                                        MINING TECHNOLOGIES, INC.,
                                        a Kentucky corporation


                                        By:    /s/ Donald P. Brown
                                        Name:  Donald P. Brown
                                        Title: President


                                        /s/ Larry Addington
                                        LARRY ADDINGTON



                                        ADDINGTON ENTERPRISES, INC.,
                                        a Kentucky corporation


                                        By:    /s/ Vic Grubb
                                        Name:  Vic Grubb
                                        Title: CFO

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